________________________________________________________________________________


                             UTILICORP UNITED INC.

                                      AND

                                UMB BANK, N.A.,
                                   as Trustee


                                 ________________


                           FIRST SUPPLEMENTAL INDENTURE
                             Dated as of June 1, 1995

                                        TO


                                     INDENTURE

                              Dated as of June 1, 1995


                                 ________________

 8 7/8% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2025



______________________________________________________________________________

      FIRST SUPPLEMENTAL INDENTURE, dated as of the 1st day of June, 1995 (the "First Supplemental Indenture"), between UTILICORP UNITED INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and UMB Bank, N.A., a national banking association organized and existing under the laws of the United States, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of June 1, 1995 between the Company and the Trustee (the "Indenture"; all terms used and not defined herein are used as defined in the Indenture).

      WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of securities and the Company desires to issue its junior subordinated debentures (the "Debentures"), said Debentures to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

      WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its 8 7/8% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2025 (said series being hereinafter referred to as the "Series A Debentures"), the form and substance of such Series A Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

      WHEREAS, UtiliCorp Capital L.P., a Delaware limited partnership ("UtiliCorp Capital"), has offered to the public its 8 7/8% Cumulative Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), representing limited partner interests in the Company and proposes to invest the proceeds from such offering in the Series A Debentures; and

      WHEREAS, upon the occurrence of a Special Event (as defined in the Amended and Restated Agreement of Limited Partnership of UtiliCorp Capital L.P., dated June 12, 1995, as amended or supplemented (the "Limited Partnership Agreement")), the Company may dissolve UtiliCorp Capital and cause to be distributed to the holders of the Series A Preferred Securities, on a pro rata basis, Series A Debentures (a "Dissolution Event"); and

      WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized:

      NOW THEREFORE, in consideration of the purchase and acceptance of the Series A Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:



                                  ARTICLE ONE

                         General Terms and Conditions of
                             the Series A Debentures

      SECTION 1.01. There shall be and is hereby authorized a series of Debentures designated the "8 7/8% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2025", unlimited in aggregate principal amount. The Series A Debentures will initially be issued in the aggregate principal amount of $100,000,000. The Series A Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined) on June 12, 2025, and shall be issued in the form of registered Series A Debentures without coupons.

      SECTION 1.02. Except as provided in Section 1.03 herein, the Series A Debentures shall be issued in certificated form. Principal and interest on the Series A Debentures issued in certificated form will be payable, the transfer of such Series A Debentures will be registrable and such Series A Debentures will be exchangeable for the Series A Debentures bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed first class, postage prepaid to the registered Holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the Holder of the Series A Debentures is UtiliCorp Capital, the payment of the principal of and interest on (including Additional Interest, if any) the Series A Debentures will be made at such place and to such account as may be designated by UtiliCorp Capital.

      SECTION 1.03. In connection with a Dissolution Event, the Series A Debentures in certificated form may be presented to the Trustee by UtiliCorp Capital in exchange for a Global Debenture in an aggregate principal amount equal to all Outstanding Series A Debentures, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of UtiliCorp Capital. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery as hereinabove and in the Indenture provided. Payments on the Series A Debentures issued as a Global Debenture will be made to the Depository. The Depository for the Series A Debentures shall be The Depository Trust Company, New York, New York.

      SECTION 1.04. Each Series A Debenture will bear interest at the rate of 8 7/8% per annum from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable monthly in arrears on the last day of each calendar month of each year (each, an "Interest Payment Date", commencing on June 30, 1995), to the person in whose name such Series A Debenture or any predecessor Series A Debenture is registered in the Debenture Register, at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding that Interest Payment Date. If pursuant to the provisions of Section 305 of the Indenture the Series A Junior Subordinated Debentures are no longer represented by a Global Debenture, the Company may select a Regular Record Date for such interest installment which shall be any date not later than fifteen days preceding an Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may be paid to the person in whose name the Series A Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Series A Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to.

      The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

      If at any time when UtiliCorp Capital is the holder of the Series A Debentures, UtiliCorp Capital shall be required to pay any interest on dividends in arrears in respect of the Series A Preferred Securities pursuant to the terms thereof, then the Company will pay as interest (the "Additional Interest") an amount equal to such interest on dividends in arrears. In addition, if UtiliCorp Capital would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company shall also pay as Additional Interest such amounts as shall be required so that the net amount received and retained by UtiliCorp Capital after paying any such taxes, duties, assessments or governmental charges will not be less than the amounts UtiliCorp Capital would have received had no such taxes, duties, assessments or governmental charges been imposed.

                                  ARTICLE TWO

                  Mandatory Prepayment and Optional Redemption
                          of the Series A Debentures

      SECTION 2.01. If UtiliCorp Capital redeems the Series A Preferred Securities in accordance with the terms thereof, the Series A Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with all accrued and unpaid interest thereon, including Additional Interest, if any (the "Mandatory Prepayment Price"). Any payment pursuant to this provision shall be made in immediately available same day funds prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company and UtiliCorp Capital shall agree.

      SECTION 2.02. At such time as there are no Series A Preferred Securities remaining outstanding and subject to the terms of Articles Eleven and Twelve of the Indenture, the Company shall have the right to redeem the Series A Debentures, in whole or in part, from time to time, on or after June 12, 2000, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including any Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Series A Debentures are only partially redeemed pursuant to this Section, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption, the Series A Debentures are registered as a Global Debenture, the Depository shall determine the principal amount of such Series A Debentures held by each Series A Debentureholder to be redeemed.


                                  ARTICLE THREE

                      Extension of Interest Payment Period

      SECTION 3.01. The Company shall have the right, at any time during the term of the Series A Debentures, from time to time to extend the interest payment period, of such Series A Debentures for up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate specified for the Series A Debentures to the extent permitted by applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 60 consecutive months. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest during an Extended Interest Payment Period, except at the end thereof, shall be due and payable.

      SECTION 3.02. (a) If UtiliCorp Capital is the sole holder of the Series A Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give both UtiliCorp Capital and the Trustee written notice of its selection of such Extended Interest Payment Period one Business Day prior to the earlier of (i) the next succeeding date on which dividends on the Series A Preferred Securities are payable or (ii) the date UtiliCorp Capital is required to give notice of the Record Date or the date such dividends are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities, but in any event not less than one Business Day prior to such Record Date. The Company shall cause UtiliCorp Capital to give notice of the Company's selection of such Extended Interest Payment Period to the holders of the Series A Preferred Securities.

            (b) If UtiliCorp Capital is not the sole Holder of the Series A Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Series A Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self- regulatory organization or to Holders of the Series A Debentures, but in any event not less than two Business Days prior to such Record Date.

            (c)   The month in which any notice is given pursuant to paragraphs
      (a) or (b) of this Section shall constitute one of the 60 months which comprise the maximum Extended Interest Payment Period.


                                  ARTICLE FOUR

                                Right of Set-Off

      SECTION 4.01. Notwithstanding anything to the contrary in the Indenture or herein, the Company shall have the right to set-off any payment it is otherwise required to make thereunder or hereunder with and to the extent the Company has heretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee, dated as of June 12, 1995 executed by the Company and furnished to UtiliCorp Capital for the benefit of the holders of the Series A Preferred Securities.

                                 ARTICLE FIVE

                         Covenant to List on Exchange

      SECTION 5.01. If the Series A Debentures are to be issued as a Global Debenture in connection with the distribution of the Series A Debentures to the holders of the Series A Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed and traded on the same part of any such exchange.


                                  ARTICLE SIX

                          Form of Series A Debenture

      SECTION 6.01. The Series A Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                         (FORM OF FACE OF DEBENTURE)

      [If the Debenture is to be a Global Debenture, insert - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

      Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. 1                                                             $100,000,000



                             UTILICORP UNITED INC.

8 7/8% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE, SERIES A, DUE 2025

      UTILICORP UNITED INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor corporation under the Indenture), for value received, hereby promises to pay to UtiliCorp Capital L.P. ("UtiliCorp Capital") or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on June 12, 2025, and to pay interest on said principal sum from June 12, 1995 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, monthly in arrears on the last day of each calendar month of each year commencing June 30, 1995 at the rate of 8 7/8% per annum plus Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, [which shall be the close of business on the Business Day next preceding such Interest Payment Date]. [If pursuant to the provisions of Section 305 of the Indenture the Series A Junior Subordinated Debentures are no longer represented by a Global Debenture--which shall be the close of business on the ___ Business Day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered in the Debenture Register at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed first class, postage prepaid, to the registered Holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is UtiliCorp Capital, the payment of the principal of (and premium, if any) and interest (including Additional Interest, if any) in this Debenture will be made at such place and to such account as may be designated by UtiliCorp Capital.

      The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

      This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

      Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      The provisions of this Debenture are contained on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Instrument to be executed as of June 1, 1995
                                                UTILICORP UNITED INC.

                                                By________________________
                                                  Name:
Attest:                                           Title:

__________________________

Title:
                   (FORM OF CERTIFICATE OF AUTHENTICATION)
                        CERTIFICATE OF AUTHENTICATION

This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.



UMB BANK, N.A.                           or_____________________________
as Trustee                                as Authentication Agent


By__________________________              By___________________________
   Authorized Signatory                       Authorized Signatory

Dated:  June 12, 1995


                        (FORM OF REVERSE OF DEBENTURE)

   This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of June 1, 1995 duly executed and delivered between the Company and UMB Bank, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of June 1, 1995 between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

   If UtiliCorp Capital redeems its 8 7/8% Cumulative Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities") in accordance with the terms thereof, this Debenture will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any interest accrued thereon, including Additional Interest (the "Mandatory Prepayment Price"). Any Mandatory Prepayment Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company and UtiliCorp Capital shall agree. At such time as there are no Series A Preferred Securities remaining outstanding and subject to the terms of Articles Eleven and Twelve of the Indenture, the Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after June 12, 2000 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, including any Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each Holder to be redeemed.

   In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

   In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

   The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

   The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of all series at the time outstanding affected thereby, on behalf of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this

Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

   No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the manner herein prescribed.

   The Company shall have the right at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures to up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Period together with all such further extensions thereof shall not exceed 60 consecutive months. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period.

   As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

   Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered Holder hereof as recorded in the Debenture Register as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

   No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

   [The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Debentures of this series [so issued] are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

   All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ARTICLE SEVEN

                     Original Issue of Series A Debentures

   SECTION 7.01. Series A Debentures may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                 ARTICLE EIGHT

                               Sundry Provisions

   SECTION 8.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series A Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

   SECTION 8.02. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

   SECTION 8.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

   SECTION 8.04. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

   SECTION 8.05 If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such imposed duties shall control.

   SECTION 8.06 The Article and Section headings are for convenience only and shall not affect the construction hereof.

   SECTION 8.07 All covenants and agreements in this First Supplemental Indenture by Utilicorp shall bind its successors and assigns, whether so expressed or not.

   SECTION 8.08 In case any provision in this First Supplemental Indenture or the Series A Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

   SECTION 8.09 Nothing in this First Supplemental Indenture or the Series A Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

   SECTION 8.10 This First Supplemental Indenture and the Series A Debentures shall be governed by and construed in accordance with the laws of the State of New York.

   IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                          UTILICORP UNITED INC.


                                          By   /s/ Dale J. Wolf
                                             ----------------------
                                               Vice President


Attest:

        /s/ Randy Miller
--------------------------------
       Assistant Treasurer

                                          UMB BANK, N.A.
                                          as Trustee


                                          By     /s/ Frank Bramwell
                                             --------------------------


Attest:

       /s/ R. Wm. Bloemker
---------------------------------
       Assistant Secretary

STATE OF  Missouri )
COUNTY OF Jackson  )      June 7, 1995


   On the 7 day June, in the year one thousand nine hundred ninety-five, before me personally came Dale J. Wolf to me known, who, being by me duly sworn, did depose and say that he resides at 3305 W. 132nd St. Leawood, KS; that he is Vice President of UTILICORP UNITED INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                               /s/ Joyce J. Auer
                                           --------------------------
                                                 NOTARY PUBLIC

My Commission Expires



STATE OF  Missouri  )
COUNTY OF Jackson   )                      June 7, 1995


   On the 7 day of June, in the year one thousand nine hundred ninety-five, before me personally came Frank Bramwell to me known, who, being by me duly sworn, did depose and say that (s)he resides at 11313 Jarbow Kansas City, MO, of UMB Bank N.B., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.

                                               /s/ Jennifer DeMoss
                                           ---------------------------
                                                 NOTARY PUBLIC

My Commission Expires


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